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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 2020

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aphria Inc.
(Exact name of Registrant as specified in its charter)

Ontario, Canada
(Province or other jurisdiction of incorporation or organization)

2833
(Primary Standard Industrial Classification Code Number (if applicable))

Not Applicable
(I.R.S. Employer Identification Number (if applicable))

98 Talbot St. W.
Leamington, Ontario N8H 1M8
Canada
(844) 427-4742
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Christopher P. Giordano
Jon Venick
Stephen P. Alicanti
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
(212) 335-4500

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Shares

Warrants

Subscription Receipts

Debt Securities

Convertible Securities

Rights

Units

Total(2)	US$50,000,000	US$50,000,000	US$5,455

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant or the selling securityholders, as applicable in connection with the sale of the securities under this Registration Statement.

(2)
The prospectus contained herein relates to an aggregate of US$550,000,000 of common shares, warrants, subscription receipts, debt securities, convertible securities, rights and units to be sold by Aphria Inc. (the "Registrant"), including, pursuant to Rule 429 under the Securities Act, US$500,000,000 of securities previously registered pursuant to the Registrant's Registration Statement on Form F-10 (File No. 333-233426) initially filed on August 23, 2019 (the "Initial Registration Statement"), of which US$324,219,460 of such securities remain unsold at the time of filing of this Registration Statement. Any previously registered securities and any securities registered under this Registration Statement may be sold separately or as units with other previously registered securities or other securities registered under this Registration Statement.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to the Initial Registration Statement, under which securities with a proposed aggregate offering price of US$324,219,460 remain unsold as of the date hereof. Upon effectiveness, this Registration Statement shall also constitute a post-effective amendment to the Initial Registration Statement, and such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until this Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This amended and restated prospectus short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This amended and restated short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this amended and restated short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada and with the United States Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Aphria Inc. at 98 Talbot St. W., Leamington, Ontario, N8H 1M8, or by telephone at 1-844-427-4742, and are also available electronically at www.sedar.com.

New Issue and/or Secondary Offering	November 13, 2020

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS
(amending and restating the short form base shelf prospectus dated November 22, 2019)

APHRIA INC.

US$550,000,000

COMMON SHARES
WARRANTS
SUBSCRIPTION RECEIPTS
DEBT SECURITIES
CONVERTIBLE SECURITIES
UNITS

This amended and restated short form base shelf prospectus (this "Prospectus") relates to the offering for sale by Aphria Inc. (the "Company" or "Aphria") from time to time, during the 25-month period commencing November 22, 2019 that this Prospectus, including any amendments thereto, remains effective, of up to US$550,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares ("Common Shares") in the capital of the Company; (ii) warrants ("Warrants") to purchase Common Shares and/or other Securities (as defined below); (iii) subscription receipts ("Subscription Receipts") convertible into Common Shares and/or other Securities; (iv) debt securities ("Debt Securities"), which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series; (v) securities convertible into or exchangeable for Common Shares and/or other Securities ("Convertible Securities"); and (vi) units ("Units") comprised of one or more of any of the other Securities, or any combination of such Securities (the Common Shares, Warrants, Subscription Receipts, Debt Securities, Convertible Securities, and Units are collectively referred to herein as the "Securities"). The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more accompanying prospectus supplements (each, a "Prospectus Supplement"). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities, or the settlement of obligations, by the Company or any one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. One or more securityholders (each a "Selling Securityholder") of the Company may also offer and sell Securities under this Prospectus. See "Selling Securityholders".

         All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Company is permitted, under a multi-jurisdictional disclosure system (the "MJDS") adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus and any Prospectus Supplement in accordance with Canadian disclosure requirements, which are different from those of the United States.

The Company prepares its financial statements, which are incorporated by reference in this Prospectus, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and such financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and auditor independence standards. The Company's financial statements may not be comparable to the financial statements of United States issuers.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely because the Company is a corporation amalgamated under the laws of the Province of Ontario, Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, most of the directors and officers of the Company are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. See "Enforceability of Civil Liabilities".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such tax consequences for investors who are residents in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and you should consult your tax adviser prior to making any investment in the Securities.

The specific terms of any Securities offered will be described in the applicable Prospectus Supplement, including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares offered; (ii) in the case of Warrants, the number of Warrants being offered, the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, whether the Warrants are being offered for cash, and any other terms specific to the Warrants offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, whether the Subscription Receipts are being offered for cash, and any other terms specific to the Subscription Receipts offered; (iv) in the case of Debt Securities, the specific designation of the Debt Securities, the aggregate principal amount of the Debt Securities, the maturity, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), whether payment on the Debt Securities will be senior, senior subordinated or subordinated to the Company's other liabilities and obligations, whether the Debt Securities will bear interest, the interest rate or method of determining the interest rate, any interest payment date(s), covenants, events of default, any terms of redemption, any conversion or exchange rights and any other specific terms; (v) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities and any other specific terms; and (vi) in the case of Units, the number of Units being offered, the offering price, the number and terms of the Securities comprising the Units, whether the Units are being offered for cash, and any other terms specific to the Units offered. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities. The Company does not intend on issuing "novel" securities pursuant to this Prospectus, as such term is defined under National Instrument 44-102—Shelf Distributions ("NI 44-102").

No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Mr. Irwin D. Simon, Mr. Tom Looney, Mr. Walter Robb and Mr. David Hopkinson are directors of the Company and each reside outside of Canada. Each of Mr. Simon, Mr. Looney, Mr. Robb and Mr. Hopkinson has appointed Aphria at 98 Talbot St. W., Leamington, Ontario, N8H 1M8, as his agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ii

The Company and the Selling Securityholders may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company and/or the Selling Securityholders in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the Selling Securityholders, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company and/or the Selling Securityholders will, or expect to receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at a non-fixed price or prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the Toronto Stock Exchange (the "TSX"), The NASDAQ Global Select Market (the "NASDAQ"), or other trading markets for the Securities), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company and/or the Selling Securityholders. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an "at-the-market distribution" (as defined under applicable Canadian securities legislation), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters', dealers' or agents' over-allocation position acquires those securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See "Plan of Distribution". No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The issued and outstanding Common Shares are traded on the TSX and on the NASDAQ under the symbol "APHA". On November 12, 2020, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares was $7.13 and US$5.43 on the TSX and the NASDAQ, respectively.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

Investing in the Securities is speculative and involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See "Forward-Looking Information" and "Risk Factors".

Neither the Company nor any Selling Securityholder is making an offer of the Securities in any jurisdiction where such offer is not permitted.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters relating to Canadian and Ontario law in connection with the offering of the Securities will be passed upon on behalf of Aphria by Fasken Martineau DuMoulin LLP. Certain legal matters relating to United States law in connection with the offering of the Securities will be passed upon on behalf of Aphria by DLA Piper LLP (US), New York, New York.

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable, but the accuracy and completeness of the information is not guaranteed. The Company has not independently verified this information and does not make any representation as to the accuracy of this information.

The Company's head office is located at 98 Talbot St. W., Leamington, Ontario, N8H 1M8. The Company's registered office is located at 1 Adelaide Street East, Suite 2310, Toronto, Ontario, M5C 2V9.

iii

GENERAL MATTERS

        Unless otherwise noted or the context indicates otherwise, the "Company" and "Aphria" refer to Aphria Inc. and its wholly-owned subsidiaries, and the terms "cannabis", "CBD", "licence" and "THC" have the meanings given to such terms in the Cannabis Act (Canada) (the "Cannabis Act") and the Cannabis Regulations (Canada) made under the Cannabis Act (the "Cannabis Regulations").

        Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus or any Prospectus Supplement in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

        All currency amounts in this Prospectus are stated in Canadian dollars, unless otherwise noted.

FORWARD-LOOKING INFORMATION

        This Prospectus and the documents incorporated by reference herein contain certain "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") which are based upon the Company's current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as "expect," "likely", "may," "will," "should," "intend," or "anticipate", "potential", "proposed", "estimate" and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions "may" or "will" happen, or by discussions of strategy. No assurance can be given that the expectations in any forward-looking statement will prove to be correct and, as such, the forward-looking statements included in this Prospectus or any Prospectus Supplement should not be unduly relied upon. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:

  •
  assumptions and expectations described in the Company's critical accounting policies and estimates;

  •
  the adoption and impact of certain accounting pronouncements;

  •
  the Company's future financial and operating performance;

  •
  the competitive and business strategies of the Company;

  •
  the intention to grow the business, operations and potential activities of the Company;

  •
  the Company's ability to provide a return on investment;

  •
  the ability of the Company to complete the acquisition of Sweetwater (as defined below) and to obtain financing on favorable terms;

  •
  the Company's ability to provide a return on investment from its acquisition of Sweetwater;

  •
  the Company's ability to maintain a strong financial position and manage costs;

  •
  the Company's ability to maximize the utilization of its existing assets and investments;

  •
  the Company's ability to take a leadership position in the industry;

  •
  the expected inventory and production capacity of the Company;

  •
  the expected category growth of the Company's products;

  •
  the ongoing expansion of the Company's facilities, its costs and receipt of approval from Health Canada to complete such expansion and increase production and sale capacity;

  •
  the anticipated increase in demand for bulk and saleable flower, and the related growth in the wholesale market;

  •
  the expected variability of wholesale cannabis revenue;

  •
  the success of the entities the Company acquires and the Company's collaborations;

  •
  the market for the Company's current and proposed products, including vape pens, as well as the Company's ability to capture market share;

  •
  the anticipated timing for the release of expected product offerings;

  •
  the development of affiliated brands, product diversification and future corporate development;

  •
  expectations with respect to the Company's product development, product offering and the sales mix thereof;

  •
  the Company's satisfaction of international demand for its products;

  •
  the Company's plans with respect to importation/exportation;

  •
  the Company's ability to meet the demand for medical cannabis;

  •
  the competitive conditions of the industry and the Company's market expertise;

  •
  the Company's plans to establish strategic partnerships, including collaborations with academic institutions in Germany;

  •
  whether the Company will have sufficient working capital and its ability to obtain financing required in order to develop its business and continue operations;

  •
  the Company's expected ongoing contractual relationships, and the terms thereof;

  •
  the Company's ability to comply with its financial covenants in the future;

  •
  the applicable laws, regulations, licensing and any amendments thereof related to the cultivation, production and sale of cannabis product in the Canadian and international markets;

  •
  the grant, renewal and impact of any licence or supplemental licence to conduct activities with cannabis or any amendments thereof;

  •
  the Company's purpose, mission, vision and values;

  •
  the impacts of COVID-19 and future steps to be taken in response to COVID-19;

  •
  the expected cost to produce a gram of dried cannabis;

  •
  the expected cost to process cannabis oil;

  •
  expectations with respect to crop rotation and harvest, the anticipated future gross margins of the Company and the potential for significant growths or losses;

  •
  the potential for the Company to record future impairment losses;

  •
  the performance of the Company's business and operations;

  •
  the Company's ability to capitalize on the US market;

  •
  future expenditures, strategic investments and capital activities;

  •
  the anticipated timing for the completion of the Company's German cultivation facility, the first harvest from such facility and the expected capacity of such facility;

  •
  the ability of the Company to continue to attract, develop, motivate and retain highly qualified and skilled employees, including members of senior management; and

  •
  current and future legal actions, and the Company's ability to cover any costs or judgements arising from these actions either through insurance or otherwise.

        Forward-looking statements contained in certain documents incorporated by reference in this Prospectus are based on the key assumptions described in such documents. Certain of the forward-looking statements contained herein and incorporated by reference concerning the cannabis industry and the general expectations of Aphria concerning the cannabis industry and the Company's business and operations are based on estimates prepared by Aphria using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which Aphria believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While Aphria is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.

        Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. Factors that may cause such differences include, but are not limited to, risks associated with the novel coronavirus ("COVID-19") nationally and globally which could have a material adverse impact on Aphria's business, operations and financial results, including disruptions in cultivation and processing, supply chains and sales channels, as well as a deterioration of general economic conditions including national and/or global recessions and the response of governments to the COVID-19 pandemic in respect of the operation of retail stores; general economic conditions; adverse industry events; marketing costs; loss of markets; future legislative and regulatory developments involving cannabis or otherwise affecting Aphria's business or its consumers generally; inability to access sufficient capital from internal and external sources, and/or inability to access sufficient capital on favorable terms; the cannabis industry in Canada generally; income tax and regulatory matters, including delays in the issuance of licenses; the sale and distribution of vapes; the ability of Aphria to meet its liquidity requirements to fund ongoing operations; the ability of Aphria to implement its business strategies; competition; crop failure; safety of derivative cannabis products; currency and interest rate fluctuations.

        The purpose of forward-looking statements is to provide the reader with a description of management's expectations, and such forward-looking statements may not be appropriate for any other purpose. Readers should not place undue reliance on forward-looking statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. Holders of the Securities should read this entire Prospectus and each applicable Prospectus Supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

ADDITIONAL INFORMATION

        The Company has filed a registration statement on Form F-10 with the SEC under the United States Securities Act of 1933, as amended (the "1933 Act"), relating to the Securities. This Prospectus, including the documents incorporated by reference into this Prospectus, which forms a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, readers should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells Securities under the registration statement, the Company will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

        The Company is subject to informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and applicable Canadian requirements and, in accordance therewith, the Company files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Reports and other information filed by the Company with, or furnished to, the SEC may be accessed on the SEC's website at www.sec.gov. Readers may read and download any public document that the Company has filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada on SEDAR at www.sedar.com.

ENFORCEMENT OF CIVIL LIABILITIES

        The Company was amalgamated under the laws of the Province of Ontario, Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, most of the directors and officers of the Company are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States.

        As a result, investors who reside in the United States may have difficulty serving legal process in the United States upon the Company or its directors or officers, as applicable, or enforcing judgments obtained in United States courts against any of them or the assets of any of them located outside the United States, or enforcing against them in the appropriate Canadian court judgments obtained in United States courts, including, but not limited to, judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Company or any of its directors or officers, as applicable, based upon United States federal securities laws.

        In the United States, the Company has filed with the SEC, concurrently with Aphria's registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under such Form F-X, the Company has appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against the Company in a U.S. court arising out of or related to or concerning the offering of the Securities under the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada. The following documents, each of which has been filed with the securities regulatory authorities in each of the provinces and territories of Canada and is available on SEDAR at www.sedar.com, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  (a)
  the annual information form (the "AIF") of the Company dated July 29, 2020 for the fiscal year ended May 31, 2020;

  (b)
  the Company's audited consolidated financial statements for the years ended May 31, 2020 and 2019, together with the Report of Independent Registered Public Accounting Firm thereon and the notes thereto;

  (c)
  the Company's management's discussion and analysis for the year ended May 31, 2020;

  (d)
  the material change report of the Company dated August 4, 2020 filed in connection with the Company's announcement on July 29, 2020 that it had entered into an equity distribution agreement in respect of an at-the-market equity program;

  (e)
  the Company's unaudited interim financial statements for the three-month period ended August 31, 2020 and 2019, together with the notes thereto;

  (f)
  the Company's management's discussion and analysis for the three-month period ended August 31, 2020;

  (g)
  the management information circular of the Company dated September 23, 2020 in connection with the annual meeting of shareholders of the Company to be held on November 17, 2020; and

  (h)
  the news release of the Company dated November 4, 2020 (the "News Release") announcing that it has entered into a definitive agreement of merger and acquisition with, among others, SW Brewing Company, LLC ("Sweetwater") in respect of the acquisition of Sweetwater for aggregate consideration of US$300 million (the "Sweetwater Transaction"); and

  (i)
  the material change report of the Company dated November 4, 2020 filed in connection with the Company's announcement on November 4, 2020 of the Sweetwater Transaction.

        Any documents of the type referred to in paragraphs (a)-(f) above or similar material and any documents required to be incorporated by reference herein pursuant to National Instrument 44-101 — Short Form Prospectus Distributions, including any annual information form, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management's discussion and analysis relating thereto, or information circular or amendments thereto, if filed by the Company with any securities commission or similar regulatory authority in Canada after the date of this Prospectus and before the expiry of this Prospectus, are deemed to be incorporated by reference in this Prospectus.

        Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis, and material change reports (collectively, "New Filings"), filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus and will be superseded by the New Filings. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Company (collectively, "New Interim Filings") with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to such New Interim Filings shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus and will be superseded by the New Interim Filings. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective (the "New MIC"), the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus and will be superseded by the New MIC.

        The Company may incorporate by reference into this Prospectus, or the registration statement on Form F-10 of which it forms a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein. To the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part.

        A Prospectus Supplement containing the specific terms of any offering of the Securities will be delivered to purchasers of the Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which that Prospectus Supplement pertains.

        In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any "template version" of "marketing materials" (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

        Neither the Company nor any Selling Securityholder has provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

DESCRIPTION OF THE BUSINESS

        The following is a summary of information about Aphria and does not contain all the information about Aphria that may be important to prospective investors. Prospective investors should read the more detailed information including, but not limited to, the AIF, financial statements and management's discussion and analysis, that are incorporated by reference into and are considered to be a part of this Prospectus.

        The Company is a leading global cannabis company, with operations in Canada, Europe and Latin America, that is changing people's lives for the better — one person at a time — by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body and soul and invoke a sense of wellbeing. The Company's mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. Headquartered in Leamington, Ontario, the Company is licensed to cultivate, process, market and sell medical and adult-use cannabis, cannabis-derived extracts and derivative cannabis products in Canada under the provisions of the Cannabis Act and globally pursuant to applicable international and Canadian regulations.

Canadian Cannabis Operations

        The Company's domestic Canadian cannabis operations are comprised of its Aphria One greenhouse facility ("Aphria One") held through Aphria Inc., and facilities held through its wholly-owned British Columbia-based subsidiary, Broken Coast Cannabis Ltd. ("Broken Coast"), and its 51% majority-owned Leamington-based subsidiary, 1974568 Ontario Limited ("Aphria Diamond").

Aphria One

        Aphria One is the Company's original greenhouse facility, which is located in Leamington, Ontario. Aphria One is licensed to cultivate, process and sell medical and adult-use cannabis, cannabis-derived extracts and derivative cannabis products under the provisions of the Cannabis Act. Its current licence expires on March 20, 2023. Aphria One has also been granted a European Union Good Manufacturing Practices ("EU-GMP") certification as an active substance manufacturer (Part II — Medical Products) issued by the Malta Medicines Authority for the supply of bulk cannabis product for medicinal use to worldwide EU-GMP-certified facilities, where permissible.

Broken Coast

        Broken Coast, a wholly-owned subsidiary of the Company acquired in February 2018, is licensed to cultivate, process, and sell medical and adult-use cannabis, cannabis-derived extracts and derivative cannabis products under the provisions of the Cannabis Act. Broken Coast's purpose-built, indoor cannabis production facility on Vancouver Island provides Aphria with 'B.C. Bud' and is one of the leading premium cannabis brands in Canada. Broken Coast's current licence expires March 13, 2023.

Aphria Diamond

        Aphria Diamond is a 51% majority owned subsidiary of the Company, incorporated in November 2017. This entity is the Company's venture with Double Diamond Farms and is licensed to cultivate cannabis under the provisions of the Cannabis Act. Aphria Diamond's current licence expires October 29, 2023.

Avanti

        Avanti Rx Analytics Inc. ("Avanti") currently holds four Canadian licences: (i) Cannabis Processing Licence; (ii) Cannabis Analytical Testing Licence; (iii) Drug Establishment Licence; and (iv) Medical Device Establishment Licence. In addition, Avanti received its EU-GMP certification in respect of medicinal products for human use and investigational medicinal products for human use (Part I — Medical Products) in January 2020. Avanti provides testing services to our Canadian cannabis operations and its Part I EU-GMP certification allows Avanti to process, package, label and test cannabis oil as well as package, label and test dried cannabis for medicinal use in permitted jurisdictions throughout the European Union and in any jurisdiction worldwide that recognizes the EU-GMP standards.

International Operations

        Internationally, the Company is seeking to drive market share growth in key core markets by leveraging its expertise and capabilities in order to achieve profitable growth and build sustainable, long-term shareholder value. The Company intends to continue to maximize the utilization of its existing assets and investments in connection with the development and execution of its strategic plan, while leveraging its cannabis expertise and well-established Aphria medical brand. The Company is focused on maximizing growth in net sales, profitability and managing cash flow in its identified core markets by focusing on business activities that provide a return on investment in the near term that are not capital intensive.

        Outside of Canada, the Company has identified certain geographies that present opportunities to bring its expertise developed in the Canadian medical and adult use markets and generate profitable growth. The Company currently maintain international operations in Germany, Italy, Malta, Colombia and Argentina as well as a strategic relationship in Denmark, Poland and Israel. In establishing its international footprint, the Company sought to create operational hubs in those countries where it identified the biggest opportunities for growth and designed its operations to ensure consistent, high-quality supply of cannabis products as well as a distribution network.

Export Facility from Canada

        Leveraging the Company's industrial scale cultivation and automation for the production of cannabis grown in environmentally responsible conditions in Canada and its ability to cultivate high-quality, low cost cannabis on a consistent basis, the Company expects to supply much of its international demand with cannabis and cannabis derivative products from Canada. The Company ships EU-GMP certified cannabis from its Canadian facilities to its wholly-owned subsidiary CC Pharma GmbH ("CC Pharma") in Germany in order to leverage CC Pharma's extensive distribution network. For Argentina, the Company supplied medical cannabis from Avanti to Argentina under the Argentinian "Compassionate Use" national law as well as for the medical cannabis product being supplied to the Hospital de Pediatria Garrahan for a pediatric refractory epilepsy clinical study.

European Union

Germany

        The German market is considered to be one of the most highly sought-after developed medical cannabis markets in the world and, therefore, the Company focused its efforts and resources on developing this important market.

        The Company's strategy in Germany consists of a three-pronged approach covering demand, supply and distribution:

Demand

        During the COVID-19 pandemic, the Company has refocused its efforts to develop virtual educational programs and other means of outreach to healthcare professionals to deliver education on the uses of medical cannabis. In order to improve access to medical cannabis, the Company also partnered with a leading company in digital applications and medical software to establish a modern and patient-centric telemedicine clinic to improve patient access to healthcare professionals capable of prescribing medical cannabis. The Company's plan is also to establish strategic partnerships, which will further facilitate access for patients to medical cannabis. It is also the Company's intention to establish collaborations with academic institutions in Germany to improve scientific evidence for Aphria medical cannabis products.

Supply

        The Company intends to supply cannabis products to meet the demand in Germany through imports from Canada and the Company's German cultivation and processing facility, currently under construction. The Company also entered into a supply agreement with a prominent European flower producer in Denmark for EU-GMP-certified dried bud for both the German market as well as throughout Europe.

        In Germany, the Company participated in the tender process for in-country cultivation licences and was one of three companies selected by the German Federal Institute for Drugs and Medical Devices ("BfArM") to receive a licence for the cultivation of medical cannabis. The Company was granted a total of five lots, which was the most available lots within the tender process and the Company is the only winner of the German tender with the permission to grow all three strains of medical cannabis approved by the BfArM. Each lot is currently expected to provide a minimum annual capacity of 200 kgs for a total of 1,000 kgs. Pursuant to the licence granted by BfArM, the Company is in the process of constructing its cultivation facility from which we expect to deliver the first harvest to BfArM by the beginning of calendar year 2021. In addition, the Company completed the construction of a storage facility located at CC Pharma. All cultivation and storage facilities are being constructed in line with EU-GMP requirements.

Distribution

        Germany currently allows for the sale of medical cannabis and cannabis extracts to pharmacies. These cannabis products are also covered by insurance companies. This coverage provides the opportunity for a greater number of medical cannabis patients with access to the full use and benefits of these products. Through CC Pharma, the Company obtained a leading importer and distributor of EU-pharmaceuticals for the German market and Europe. CC Pharma operates a production, repackaging and labelling facility. Based on regulations, pharmacies can only supply the branded product that has been named in a prescription to the patient by a physician. Substitution of the product is only possible if the particular brand of product is unavailable. As such, the Company intends to expand CC Pharma's operations to meet the high demand for medicinal cannabis by distributing cannabis throughout the German pharmacies, leveraging its existing business and know-how to ensure that the Company's products are sufficiently stocked in the pharmacies in Germany. Currently, the majority of distribution activities for CC Pharma within Europe relate to the distribution of non-cannabis medical products. However, the Company has commenced the exportation of EU-GMP certified cannabis from our Canadian facilities and from our partner in Denmark to CC Pharma in order to leverage CC Pharma's extensive distribution network.

Malta

        Through the Company's subsidiary, ASG Pharma Ltd. ("ASG"), the Company received the first import permit for medical cannabis issued by the Government of Malta's Ministry of Health. ASG also received its Part II EU-GMP certification in respect of production of cannabis for medicinal and research purposes, allowing it to ship finished dried flower and finished oil for medicinal and research use in permitted jurisdictions throughout the European Union. The Company intends on using ASG to import cannabis resin and dried flower for processing, packaging and distribution of EU-GMP compliant cannabis products. In October 2020, ASG received its first shipment of EU-GMP certified cannabis oil from our Avanti facility and is in the process of preparing finished product for Germany.

Italy

        The Company's wholly-owned subsidiary, FL Group, is authorized to import cannabis products into Italy and to distribute pharmaceutical products, including cannabis-based and cannabinoids products in Italy to pharmacies.

South America

Colombia

        The Company maintains a 90% ownership interest in ColCanna S.A.S. This ownership provides the Company with the ability to further develop the global Aphria brand through the distribution of Aphria branded products to patients across South America. Furthermore, the Company signed an exclusive three-year agreement with the Colombian Medical Federation ("FMC"), a national guild that oversees the ethical exercise of the medical profession in Colombia. Under this agreement, Aphria and the FMC jointly developed an academic curriculum and cohosted several conferences and events on the appropriate medicinal use of cannabis. The FMC is affiliated with nearly 2,000 doctors and maintains a database of more than 70,000 medical professionals that rely on the organization for research and educational resources, including through a virtual platform that offers certified courses on a range of subjects.

Argentina

        In Argentina, ABP, S.A. ("ABP"), the Company's wholly-owned subsidiary, is a distributor of traditional pharmaceutical medicines and medical cannabis products for the Argentinian market. On June 6, 2019, the Ministry of Health in Argentina approved a resolution authorizing public and private health insurance companies to import and stock medical cannabis inventory for sale to patients suffering from refractory epilepsy. This represents a significant improvement for these patients since before the resolution products could only be imported on a named patient basis. The legislative change reduces the delay experienced by patients when ordering and receiving their prescribed medical cannabis since it is now readily available and can be dispensed on demand. The Company believes that this recent resolution represents an evolution of the medical cannabis regulatory framework in Argentina towards sustainable commercialization.

        Commencing in January 2020, ABP began shipping, distributing and delivering its first consolidated units (in bulk) of medical cannabis into Argentina under the "Compassionate Use" national law for patients with refractory epilepsy, holding a medical prescription from a neurologist. In compliance with the national drug law, patients are required to pick up controlled substances products at an authorized pharmacy. ABP is fully authorized and licensed by the national regulatory agency to distribute and deliver controlled substances via authorized pharmaceutical channels.

        Importantly, the Company continues to work with Hospital de Pediatria Garrahan, a leading pediatric hospital in Buenos Aires, which recently published favourable preliminary results in refractory epileptic patients following treatment with Aphria products.

Pan-Asia

Australia

        Aphria maintains relationships in Australia with two companies conducting medical cannabis clinical trials.

        Medlab Pty Ltd. is currently in a clinical trial related to oncology pain using Aphria blended cannabis strains for oil, subsequently converted in Australia into a nanocell mucosol spray. Aphria and Medlab Pty Ltd. share the rights in the intellectual property associated with the active pharmaceutical ingredient on this trial.

        CannPal Pty Ltd. is currently in a clinical trial related to animal pain in cats and dogs, wherein the test product is fabricated using Aphria strains.

        Aphria also maintains a supply relationship with Althea Company Pty, a licensed producer in Australia.

Israel

        The Company entered into a Strategic Supply Agreement (the "Canndoc Agreement") with Canndoc Ltd. ("Canndoc"), a subsidiary of InterCure Ltd. (TASE: INCR/INCR.TA), one of Israel's largest and most established medical cannabis producers. Under the terms of the Canndoc Agreement, Aphria will exclusively supply Canndoc with dried bulk flower in Israel over a two-year period, with the option to extend for two additional terms of two years each, and an option for an additional year after that if the parties agree to terms. During each two-year term, the Company will provide Canndoc with up to 3,000 kgs. of bulk dried flower, which will be processed into finished product, co-branded under the Aphria and Canndoc brand names, and sold exclusively within the Israeli market.

United States

        The Company is focused on participating in federally permissible activities in the U.S. through the purchase of profit generating companies in other industries, such as the Sweetwater Transaction, and eventually converting their existing operations to include cannabis when it is federally legal to do so. The Company intends to be well poised to capitalize on the U.S. market should it become federally legal to do so through this strategy. The Company believes investing in more established industries will generate faster returns through positive EBITDA and provide cash flow to further invest in existing businesses, while putting the Company in the best possible position to generate significant long-term returns.

International Regulatory Framework

        The Company only conducts business in jurisdictions outside of Canada where such operations are legally permissible at the federal level in accordance with the laws of the applicable jurisdiction and Canadian regulatory obligations with the TSX and NASDAQ. As noted above, the Company has activities in jurisdictions outside of Canada, namely in Germany, Malta, Italy, Colombia and Argentina. The following table outlines the regulatory status of cannabis in the foreign jurisdictions where Aphria conducts business. The activities of Aphria or affiliates in those jurisdictions can be found at pages 24-25 of the AIF.

Country	Regulatory Status and Framework
Argentina	Federally legal for medicinal use.
• Legislation restricts cultivation to government agencies which oversee the production of medicinal grade cannabis.

•

On June 6, 2019, the Ministry of Health in Argentina approved a resolution authorizing public and private health insurance companies to import and stock nonregistered medical cannabis inventory on a "compassionate use" basis

Country	Regulatory Status and Framework
Colombia	Federally legal for medicinal use and scientific purposes.
• In 2016, the Colombian congress adopted Law 1787 legalizing cannabis for medical and scientific purposes.

•

Under Law 1787, the Ministry of Justice and Law oversees the cultivation of psychoactive cannabis and non-psychoactive cannabis cultivation (namely hemp) including activities such as seed production and grain production. The Ministry of Health issues the licence for manufacture of cannabis derivates. This licence covers the manufacturing, acquisition, import, export, storage, transportation, marketing and distribution of cannabis derivatives. The Ministry of Justice and Law is equally responsible for the marketing and delivery of cannabis seeds and the use of such seed for scientific purposes.

Germany	Federally legal for medicinal use.
• The prescription, distribution and import of medical cannabis is overseen by BfArM
• BfArM issues import permits for the import of medical cannabis for distribution through pharmacies.

•

With the legalization of cannabis, the BfArM established a cannabis agency to organize and control the cultivation of cannabis for medical use via a tender process to identify suppliers to cultivate medical cannabis within Germany.

Italy	Federally legal for medicinal and industrial uses only.
• Since 2006, the sale of cannabis-based medicines for therapeutic purposes has been permitted in Italy under medical prescription of galenic formulations to be prepared by authorized chemists.
• The cultivation, production, fabrication, use, import, export, transit and trading of cannabis must be authorized by the Ministry of Health in Italy.
Malta	Federally legal for medicinal use.

•

The Cannabis Licensing Authority was established in 2015 under the Dangerous Drugs Act, with powers to make and oversee the implementation of regulations for licences, permits and other authorizations for the cultivation, processing, distribution, sale and transportation of cannabis for medicinal, scientific and therapeutic purposes.

        The legal and regulatory requirements in the foreign countries in which the Company operates with respect to the cultivation and sale of marijuana, as well as local business culture and practices are different from those in Canada. Prior to commencing operating in a new country, the Company, in partnership with its local legal counsel, consultants and partners, conducts legal and commercial due diligence in order to ensure that it and its officers and directors gain a sufficient understanding of the legal, political and commercial framework and specific risks associated with operating in such jurisdiction. Where possible, the Company seeks to work with respected and experienced local partners who can help the Company to understand and navigate the local business and operating environment, language and cultural differences. In consultation with its advisors, the Company takes steps it deems appropriate in light of the level of activity and investment it expects to have in each country to ensure the management of risks and the implementation of necessary internal controls. See "Risk Factors — Operations in Foreign Jurisdictions" in the AIF.

 RECENT DEVELOPMENTS

        On November 4, 2020, the Company announced in the News Release the Sweetwater Transaction pursuant to which Aphria would acquire Sweetwater for aggregate consideration of US$300 million. Sweetwater is one of the largest independent craft brewers in the United States based on volume. Sweetwater manufactures and distributes bottled, canned and draft premium craft beers under the Sweetwater brand. Sweetwater has a state-of-the-art brewery and integrated restaurant and live music venue at its principal offices in Atlanta, Georgia. Sweetwater has created an award-winning lineup of year-round, seasonal and specialty beers, a portfolio of brands closely aligned with a cannabis lifestyle, including its 420 beverage offerings. The Sweetwater Transaction is expected to close by the end of 2020, subject to customary closing conditions.

SHARE STRUCTURE

        Aphria has authorized capital of an unlimited number of Common Shares without par value, of which 306,872,696 are issued and outstanding as of the date of this Prospectus. All shares in the capital of Aphria are of the same class.

        The holders of Aphria Shares are entitled to dividends, if, as and when declared by the board of directors of Aphria, to one vote per Common Share at shareholder meetings of the Company and, upon liquidation, to share equally in such assets of Aphria as are distributable to the holders of Common Shares.

CONSOLIDATED CAPITALIZATION

        There have been no material changes to the Company's share and loan capitalization on a consolidated basis since August 31, 2020, the date of the Company's most recent financial statements, except the following:

  (a)
  subsequent to August 31, 2020, a total of 88,697 Common Shares were issued pursuant to the exercise of stock options for gross proceeds of $106,600;

  (b)
  subsequent to August 31, 2020, a total of 9,947 Common Shares were issued pursuant to the exercise of RSU's for nil gross proceeds; and

  (c)
  subsequent to August 31, 2020, a total of 17,432,879 Common Shares were issued pursuant to the at-the-market equity offering for gross proceeds of US$99,999,997.

        The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

        The use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement relating to a specific offering and sale of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness or settle obligations outstanding from time to time, capital projects and potential future acquisitions, including in relation to international expansion.

        Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company's actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. See "Risk Factors — Discretion in the Use of Proceeds".

        The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus. The Company will not receive any proceeds from any sale of Securities by a Selling Securityholder.

 PLAN OF DISTRIBUTION

        The Company and the Selling Securityholders may from time to time during the 25-month period commencing November 22, 2019 that this Prospectus, including any amendments thereto, remains effective, offer for sale and issue, as applicable, up to an aggregate of US$550,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in Securities hereunder.

        The Company and the Selling Securityholders may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company or any Selling Securityholder in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the Selling Securityholders, the initial issue price, the proceeds that the Company will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

        In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. In addition, one or more Selling Securityholders of the Company may sell Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time. See "Selling Securityholders".

        The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSX, the NASDAQ or other existing trading markets for the Securities. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

        In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company, any Selling Securityholder or from other parties, including in the form of underwriters', dealers' or agents' fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable U.S. and/or Canadian securities legislation and any such compensation received by them from the Company or any Selling Securityholder and any profit on the resale of the Securities by them may be deemed to be underwriting commissions. In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an "at-the-market" distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

        Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or any Selling Securityholder, to indemnification by the Company and/or any Selling Securityholder against certain liabilities, including liabilities under U.S. and/or Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

        Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such

Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

SELLING SECURITYHOLDERS

        This Prospectus may also, from time to time, relate to the offering of the Securities by way of a secondary offering by certain Selling Securityholders.

        The terms under which the Securities may be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number of Securities being distributed for the accounts of each Selling Securityholder; (iv) the number of Securities to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities; (vii) if a Selling Securityholder acquired the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on a per security basis; and (viii) the disclosure required by Item 1.11 of Form 44-101F1 Short Form Prospectus and Selling Securityholders will file a non-issuer's submission to jurisdiction form with the applicable Prospectus Supplement.

DESCRIPTION OF SECURITIES

        The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Common Shares

        The following is a brief summary of the material attributes of the Common Shares. This summary does not purport to be complete. Common Shares may be sold separately or together with separately or together with other Securities, as the case may be.

        The holders of the Common Shares are entitled to one vote per share at all meetings of the shareholders of the Company either in person or by proxy. The holders of Common Shares are also entitled to dividends, if and when declared by the directors of the Company and the distribution of the residual assets of the Company in the event of a liquidation, dissolution or winding up of the Company. The Common Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends, voting powers, and participation in assets and in all other respects, on liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other disposition of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The Common Shares are not subject to call or assessment rights or any pre-emptive or conversion rights. There are no provisions for redemption, purchase for cancellation, surrender or purchase of funds.

Warrants

        The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

        Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

        Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

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  the designation of the Warrants;

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  the aggregate number of Warrants offered and the offering price;

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  the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

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  the exercise price of the Warrants;

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  the dates or periods during which the Warrants are exercisable including any "early termination" provisions;

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  the designation, number and terms of any Securities with which the Warrants are issued;

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  if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

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  whether such Warrants are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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  any minimum or maximum amount of Warrants that may be exercised at any one time;

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  whether such Warrants will be listed on any securities exchange;

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

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  certain material Canadian tax consequences of owning the Warrants; and

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  any other material terms and conditions of the Warrants.

Subscription Receipts

        The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be.

        The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of any subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

        Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

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  the number of Subscription Receipts;

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  the price at which the Subscription Receipts will be offered;

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  the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

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  the dates or periods during which the Subscription Receipts are convertible into other Securities;

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  the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

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  the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

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  whether such Subscription Receipts are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

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  certain material Canadian tax consequences of owning the Subscription Receipts; and

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  any other material terms and conditions of the Subscription Receipts.

Debt Securities

        The following is a brief summary of certain general terms and provisions of the Debt Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Debt Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Debt Securities, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement.

        Debt Securities may be offered separately or in combination with one or more other Securities. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issuance of Debt Securities pursuant to this Prospectus.

        The Company may issue Debt Securities under an indenture (the "Base Indenture"), dated August 23, 2019 between the Company and GLAS Trust Company LLC, as trustee, as supplemented by a supplemental indenture or an officers' certificate of the Company with respect to each series of Debt Securities issued pursuant to the Base Indenture (the Base Indenture, as supplemented, the "Indenture"). The Base Indenture has been filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated by reference herein. Except as otherwise specified in the applicable Prospectus Supplement, the Debt Securities will constitute the direct, unconditional and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other unsecured and unsubordinated obligations of the Company.

        The applicable Prospectus Supplement will describe the specific terms relating to such Debt Securities and the terms of the offering, including, where applicable, some or all of the following, among other matters:

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  the title of the Debt Securities;

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  any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

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  the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

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  the rate or rates at which the Debt Securities of the series will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional Debt Securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined;

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  the place or places the Company will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

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  the period or periods within which, the price or prices at which, the currency (if other than U.S. dollars) in which, and other terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

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  whether the Company will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

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  the denominations in which the Company will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security will be issuable;

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  the applicability of, and any changes or additions to, the provisions for defeasance;

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  whether the holders of any series of Debt Securities have special rights if specified events occur;

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  any deletions from, modifications of or additions to the events of default or covenants;

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  whether the Company will issue the Debt Securities as unregistered securities, registered securities or both;

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  the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

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  whether payment of the Debt Securities will be guaranteed by any other person;

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  whether the payment of principal, interest and premium, if any, on the Debt Securities will be the Company's senior, senior subordinated or subordinated obligations; and

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  any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Convertible Securities

        The following is a brief summary of certain general terms and provisions of the Convertible Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Convertible Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Convertible Securities, and the extent to which the general terms and provisions described below may apply to such Convertible Securities will be described in the applicable Prospectus Supplement.

        The Convertible Securities will be convertible or exchangeable into Common Shares and/or other Securities. The Convertible Securities convertible or exchangeable into Common Shares and/or other Securities may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued.

        Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Convertible Securities being offered thereby, which may include, without limitation, the following (where applicable):

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  the number of such Convertible Securities offered;

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  the price at which such Convertible Securities will be offered;

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  the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities;

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  the number of Common Shares and/or other Securities that may be issued upon the conversion or exchange of such Convertible Securities;

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  the period or periods during which any conversion or exchange may or must occur;

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  the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any;

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  the gross proceeds from the sale of such Convertible Securities;

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  whether the Convertible Securities will be listed on any securities exchange;

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  whether the Convertible Securities are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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  certain material Canadian tax consequences of owning the Convertible Securities; and

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  any other material terms and conditions of the Convertible Securities.

Units

        The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement. Units may be offered separately or together with other Securities, as the case may be.

        Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

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  the number of Units;

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  the price at which the Units will be offered;

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  the designation, number and terms of the Securities comprising the Units;

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  whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

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  terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

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  the date on and after which the Securities comprising the Units will be separately transferable;

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  whether the Securities comprising the Units will be listed on any securities exchange;

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  whether such Units or the Securities comprising the Units are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

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  certain material Canadian tax consequences of owning the Units; and

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  any other material terms and conditions of the Units.

 PRIOR SALES

        Information in respect of prior sales of the Common Shares and other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into the Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Common Shares and/or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

        The Common Shares are currently listed on the TSX and NASDAQ under the trading symbol "APHA". Trading price and volume of the Common Shares will be provided, as required, in each Prospectus Supplement.

DIVIDENDS

        Aphria has never paid any dividends on its Common Shares. Aphria does not intend to pay dividends on any of its Common Shares in the foreseeable future. Any decision to pay dividends on its Common Shares in the future will be at the discretion of the Company's board of directors and will depend on, among other things, the Company's results of operations, current and anticipated cash requirements and surplus, financial condition, any future contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that the board of directors may deem relevant.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor of acquiring, owning and disposing of any of the Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

        Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading "Risk Factors" in the AIF, which is incorporated by reference herein. See "Documents Incorporated by Reference".

        An investment in the Securities offered hereunder is speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company's business, financial condition and results of operations could be materially adversely affected.

        Prospective investors should carefully consider the risks below and in the AIF and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisors to assess any investment in the Company.

        In addition, investors are cautioned not to place undue reliance on forward-looking statements in this Prospectus, the documents incorporated herein and the Company's other public disclosure. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts and projections will prove to be materially inaccurate.

Risks Related to the Securities

Return on Securities is not Guaranteed

        There is no guarantee that the Securities will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Discretion in the Use of Proceeds

        Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company's results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business or cause the price of the securities of the Company issued and outstanding from time to time to decline.

Dilution

        The Company may issue Common Shares in the future, which may dilute a shareholder's holdings in the Company. The Company's articles permit the issuance of an unlimited number of Common Shares, and shareholders will have no pre-emptive rights in connection with such further issuance. The Board maintains discretion to determine the price and the terms of issue of further issuances. Issuances of the Company's securities may involve the issuance of a significant number of Common Shares at prices less than the current market price for the Common Shares. Issuances of substantial numbers of Common Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices of the Common Shares. Any transaction involving the issuance of Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to security holders. Moreover, additional Common Shares will be issued by the Company on the exercise of options under the Company's stock option plan and upon the exercise of outstanding warrants.

        The Company may sell equity securities in offerings (including through the sale of securities convertible into equity securities). The Company cannot predict the size of such issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of the Company's securities will have on the market price of the Common Shares.

        Sales of substantial amounts of the Company's securities by the Company or its existing shareholders, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Company's securities and dilute investors' earnings per Common Share. Exercises of presently outstanding share options or warrants may also result in dilution to security holders. A decline in the market prices of the Company's securities could impair the Company's ability to raise additional capital through the sale of securities should the Company desire to do so.

Volatile Market Price of the Common Shares

        The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company's control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to the Company's operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts' estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

        Financial markets have historically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if the Company's operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company's operations could be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

Liquidity

        Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX, the NASDAQ or achieve listing on any other public listing exchange.

        There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Warrants, Subscription Receipts, Debt Securities, Convertible Securities, or Units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell Warrants, Subscription Receipts, Debt Securities, Convertible Securities, or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

Dividends

        The Company has not paid any dividends on the outstanding Common Shares, and the Company maintains no current intention to declare dividends on the Common Shares in the foreseeable future. Any decision to pay dividends on the Common Shares in the future will be at the discretion of the Board and will depend on, among other things, the Company's results of operations, current and anticipated cash requirements and surplus, financial condition, any future contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that the Board may deem relevant. Additionally, the Company's ability to pay dividends is currently restricted by the terms of its credit facilities with WFCU, which requires that dividends may only be paid after satisfaction of all terms, conditions and covenants contained therein. As a result, investors may not receive any return on an investment in the Common Shares unless they are able to sell their Common Shares for a price greater than that which such investors paid for them.

Regulated Nature of the Company's Business May Impede or Discourage a Takeover

        The Company requires and holds various licences to operate its business, which would not necessarily continue to apply to an acquiror of the Company's business following a change of control. These licensing requirements could impede a merger, amalgamation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer for Common Shares, which, under certain circumstances, could reduce the market price of the Common Shares.

Listing Standards of the TSX and Nasdaq

        The Company must meet continuing listing standards to maintain the listing of the Common Shares on the TSX and Nasdaq. If the Company fails to comply with listing standards and the TSX or Nasdaq delists the Common Shares, the Company and its shareholders could face significant material adverse consequences, including: (i) a limited availability of market quotations for the Common Shares; (ii) reduced liquidity for the

Common Shares; (iii) a determination that the Common Shares are "penny stock," which would require brokers trading in the Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Common Shares; (iv) a limited amount of news about us and analyst coverage of the Company; and (v) a decreased ability for the Company to issue additional equity securities or obtain additional equity or debt financing in the future.

TSX Restrictions

        On October 16, 2017, the TSX provided clarity regarding the application of Sections 306 (Minimum Listing Requirements) and 325 (Management) and Part VII (Halting of Trading, Suspension and Delisting of Securities) of the TSX Company Manual (collectively, the "Requirements") to TSX listed issuers with business activities in the cannabis sector. In TSX Staff Notice 2017 0009, the TSX notes that issuers with ongoing business activities that violate U.S. federal law regarding cannabis are not in compliance with the Requirements. The TSX reminded issuers that, among other things, should the TSX find that a listed issuer is engaging in activities contrary to the Requirements, the TSX maintains the discretion to initiate a delisting review. Failure to comply with the Requirements could have an adverse effect on the Company.

Foreign Private Issuer Status

        The Company could lose its status as a foreign private issuer if more than 50% of its outstanding voting securities become directly or indirectly held of record by U.S. residents and any of the following is true: (i) the majority of the Company's directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company's assets are located in the U.S.; or (iii) the Company's business is administered principally in the U.S. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the MJDS. If the Company is not a foreign private issuer, the Company would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, the Company would lose the ability to rely upon exemptions from Nasdaq corporate governance requirements that are available to foreign private issuers.

Passive Foreign Investment Company

        The Company may be characterized as a passive foreign investment company ("PFIC"). Under the PFIC rules, for any taxable year that the Company's passive income or the Company's assets that produce passive income exceed specified levels, the Company will be characterized as a PFIC for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences for the Company's U.S. holders, which may include having certain distributions on the Common Shares and gains realized on the sale of Common Shares treated as ordinary income, rather than as capital gains income, and having potentially punitive interest charges apply to the proceeds of sales of Common Shares and certain distributions. Based on current business plans and financial expectations, although there can be no assurance, the Company expects that it will not be a PFIC for the Company's current taxable year and expect that it will not be a PFIC for the foreseeable future.

        Certain elections may be made to reduce or eliminate the adverse impact of the PFIC rules for holders of the Common Shares, but these elections may be detrimental and/or unavailable to the shareholders under certain circumstances. The PFIC rules are extremely complex and U.S. investors are urged to consult independent tax advisers regarding the potential consequences to them of the Company's classification as a PFIC.

Risks Related to the Company's Business and the Cannabis Industry

Reliance on Licence

        The Company's ability to cultivate, process, and sell medical and adult-use cannabis, cannabis-derived extracts and derivative cannabis products in Canada is dependent on maintaining the Licences with Health Canada. Failure to comply with the requirements of the Licences or any other subsidiary licences or any failure to maintain the Licences or subsidiary licences may have a material adverse impact on the Company's business, financial condition, results of operations and prospects. There can be no guarantees that Health Canada will extend or renew the Licences as necessary or, if it extended or renewed, that the Licences will be extended or renewed on the same or similar terms. Should Health Canada not extend or renew the Licences or should it renew the Licences on different terms, the business, financial condition, results of operations and prospects of the Company may be materially adversely affected.

Highly Regulated Industry

        The Company operates in a highly regulated and rapidly evolving market. The laws, regulations and guidelines generally applicable to the cannabis industry domestically and internationally may change in ways currently unforeseen. The Company's operations are subject to a variety of laws, regulations, guidelines and policies, whether in Canada or elsewhere, relating to the cultivation, manufacture, import, export, management, transportation, storage, packaging/labelling, advertising and promotion, sale, health and safety and disposal of cannabis, including, but not limited to, the Cannabis Act, any regulations thereunder, and laws, regulations, guidelines and policies relating to drugs, controlled substances, health and safety, the conduct of operations and the protection of the environment, and applicable stock exchange rules and regulations. Any amendment to or replacement of existing laws, regulations, guidelines or policies may cause adverse effects to the Company's operations. The risks to the Company's business represented by subsequent regulatory changes could reduce the addressable market for the Company's products and could materially and adversely affect the Company's business, financial condition, results of operations and prospects.

        Achievement of the Company's business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and, where necessary, obtaining regulatory approvals. The impact of Health Canada's compliance regime, any delays in obtaining, or failure to obtain regulatory approvals required may significantly delay or impact the development of the Company's business and operations and could have a material adverse effect on the Company's business, financial condition, results of operations and prospects. Any potential non-compliance could cause the Company's business, financial condition, results of operations and prospects to be adversely affected. Further, any amendment to or replacement of the Cannabis Act and other applicable rules and regulations governing the Company's business activities may cause adverse effects on the Company's business, financial conditions and results of operations.

        The federal legislative framework pertaining to the Canadian adult-use cannabis market is still very new. In addition, the governments of every Canadian province and territory have implemented different regulatory regimes for the distribution and sale of cannabis for adult-use purposes within those jurisdictions. There is no guarantee that the legislative framework regulating the cultivation, processing, distribution and sale of cannabis for adult-use purposes will not be amended or replaced or that any current legislation will create the growth opportunities that the Company currently anticipates. While the impact of any new legislative framework for the regulation of the Canadian adult-use cannabis market is uncertain, any of the foregoing could result in a material adverse effect of the Company's business, financial condition, results of operations and prospects.

        Further, as the commercial cannabis industry is a relatively new industry in Canada, the Company anticipates that regulations governing cannabis in Canada will be subject to change as the Canadian federal government monitors licensees in action. Health Canada may change their administration, interpretation or application of the applicable regulations or their compliance or enforcement procedures at any time. Any such changes could require the Company to revise its ongoing compliance procedures, requiring the Company to incur increased compliance costs and expend additional resources. There is no assurance that the Company will be able to comply or continue to comply with applicable regulations.

        The Company will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with applicable laws and regulations could subject the Company to regulatory or agency proceedings or investigations and may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include damage awards, fines, penalties or corrective measures requiring capital expenditures or remedial actions. Parties may be liable for civil or criminal fines or penalties imposed for violations of applicable laws or regulations. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm the Company's reputation and no assurance can be given that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management's attention and resources. Amendments to current laws, regulations and permitting requirements, or more stringent application of existing laws or regulations, may have a material adverse impact on the Company's business, resulting in increased capital expenditures or production costs, reduced levels of cannabis production or abandonment or delays in the development of facilities.

        Health Canada inspectors routinely assess the Company's facilities against the Cannabis Act and its regulations and provide the Company with follow up reports noting observed deficiencies. The Company is continuously reviewing and enhancing its operational procedures and facilities both proactively and in response to routine inspections. The Company follows all regulatory corrections in response to inspections in a timely manner. If the Company fails to comply with applicable laws, regulations and guidelines, the Company may incur additional costs or penalties, or the Company's operations may be restricted or shut down.

        In addition, the introduction of new tax laws, regulations or rules, or changes to, or differing interpretation of, or application of, existing tax laws, regulations or rules in Canada or any of the jurisdictions in which the Company operates could result in an increase in taxes, or other governmental charges, duties or impositions. No assurance can be given that new tax laws, regulations or rules will not be enacted or that existing tax laws, regulations or rules will not be changed, interpreted or applied in a manner which could result in the Company's profits being subject to additional taxation or which could otherwise have a material adverse effect. Due to the complexity and nature of the Company's operations, various legal and tax matters may be outstanding from time to time. If the Company is unable to resolve any of these matters favorably, it may have a material adverse effect on the Company.

Laws and Regulations Governing Cannabis in Foreign Jurisdictions

        The Company's ability to achieve its business objectives in foreign jurisdictions is contingent, in part, upon its compliance with regulatory requirements enacted by governmental authorities and the Company obtaining all regulatory approvals, where necessary, for the sale of its products. The Company cannot predict the impact of the compliance regime that countries such as Germany, Italy, Malta, Colombia or Argentina are implementing and the method in which their governmental authorities will implement the adult-use or medical cannabis industry. Similarly, the Company cannot predict how long it will take to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. The impact of the various compliance regimes, any delays in obtaining, or failure to obtain regulatory approvals may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

        The Company currently incurs and will continue to incur ongoing costs and obligations related to regulatory compliance. A failure on the Company's part to comply with regulations may result in additional costs for corrective measures, penalties or in restrictions on its operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the Company's operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

Foreign Investment in Cannabis Companies

        Certain jurisdictions may prohibit or restrict its citizens or residents from investing in or transacting with companies involved in the cannabis industry, even if such companies only conduct business in jurisdictions where cannabis is legal. For example, if an investor in the United Kingdom profits from an investment in a cannabis producer or supplier, such investment may technically violate the United Kingdom Proceeds of Crime Act 2002. Similar prohibitions or restrictions may apply in other jurisdictions where cannabis has not been legalized. In the U.S., there have been certain instances of U.S. Customs and Border Protection preventing citizens of foreign countries from entering the U.S. for reasons related to the cannabis industry.

Risks associated with the proposed Sweetwater Transaction

        The following risks, among others, apply to the proposed acquisition and the combined company following the closing of the Sweetwater Transaction: (i) The completion of the acquisition is subject to the satisfaction or waiver of a number of conditions as set forth in the definitive agreement of merger and acquisition. There can be no assurance as to when these conditions will be satisfied or waived, if at all, or that other events will not intervene to delay or result in the failure to complete the acquisition; there is a risk that some or all the expected benefits of the acquisition may fail to materialize or may not occur within the time periods anticipated by Aphria. The challenge of coordinating previously independent businesses makes evaluating the business and future financial prospects of the combined company following the acquisition difficult; the success of Sweetwater has been the experienced management team and dedicated employees. There can be no assurance that the management team of Sweetwater will continue for any extended time period with Aphria. The failure to retain key executives and employees of Sweetwater could have a material adverse effect on the success of the acquisition; the unaudited pro forma and historical financial information included in the News Release has been prepared using the financial statements of Aphria and Sweetwater, is presented for illustrative purposes only and should not be considered to be an indication of the results of operations or financial condition of the combined company following the acquisition; Aphria expects to access the committed credit facility, the public markets and its cash on hand to finance the acquisition. There can be no assurance that the credit facility or raising equity in the capital markets will provide cash to Aphria to complete the acquisition and thereby could significantly reduce the level of working capital available to Aphria; the beer market is mature and competitive. Sweetwater competes with a variety of domestic and international brewers, many of whom have substantially greater financial, production and marketing resources. There is no assurance that Sweetwater's historical financial results will continue in the future; Sweetwater's ability to manufacture and supply products and its sales revenue, results of operations, cashflow and liquidity may be adversely impacted by the ongoing COVID-19 outbreak. As the outbreak and global responses to it continue, the operations of Sweetwater, its customers and suppliers may be materially adversely affected by additional supply delays, shortages of labor and/or partial or complete closure of its facility or its customers; Sweetwater's business is highly regulated regarding such matters as licensing requirements, trade and pricing practices, permitted and required labeling, advertising, promotion and marketing practices, relationships with distributors, environmental and related matters. Failure on the part of the Aphria to comply with these regulations could have a material adverse effect on Sweetwater's ability to continue its operations in the same or similar manner previously operated; Sweetwater's operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products and equipment defects. The occurrence of such a problem could result in a costly product recall and serious damage to Sweetwater's reputation for product quality.

Public Health Crises

        A public health crisis, such as local, regional, national or international epidemics, pandemics or outbreaks of illnesses, infectious diseases or viruses (including COVID-19) could cause interruptions to the Company's operations, increase operating expenses, result in loss of sales, delayed performance of contractual obligations or require additional expenditures to be incurred. Depending on its severity and reach, such an event could affect the Company's workforce resulting in the inability to continue to operate the Company's production facilities. Further, the Company's operations could be adversely affected if its supply partners, contractors, customers and/or transportation carriers were prevented from conducting business activities for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. In addition, a health crisis, such as the COVID-19 pandemic, could have an adverse effect on local economies and potentially the global economy, which may adversely impact the price and demand for the Company's products, the market for the Company's securities and/or its ability to obtain financing.

        In particular, as of the date of this Prospectus, the full extent of the effects of COVID-19 are unknown. The continued spread of COVID-19 and the measures taken by the governments of countries affected could disrupt the supply chain and the manufacture or shipment of the Company's products and adversely impact the Company's business, financial condition, results of operations and prospects. In addition, there can be no assurance that the Company will not lose members of its workforce or see its workforce man-hours reduced or incur increased medical costs as a result of these health risks. The effects of the pandemic on the Company's international operations contributed to the Company recording an impairment loss. The Company is actively assessing and responding, where possible, to the potential impact of the COVID-19 pandemic. The Company continued its operations throughout the crisis by implementing appropriate measures designed to protect the health and safety of its employees and consultants. In addition, at this time, persistent social distancing measures and restrictions imposed by the federal, provincial and territorial governments in Canada on the movement of individuals and the distribution of cannabis in the country may adversely affect the Company's cannabis sales. Enactment by countries of emergency measures to combat the spread of the virus may result in creating barriers in accessing medical care and may result in a decrease in access by patients to their physicians and their ability to access or receive medical cannabis as a medicine. It is difficult to predict how the COVID-19 pandemic may affect the Company's business in the future, including the effect it may have (positive or negative; long or short term) on the price of, and demand for, cannabis. It is possible that the COVID-19 pandemic could have a material adverse effect on the Company's business, financial condition, results of operations and prospects as well as the market for its securities and/or its ability to obtain financing. The extent to which the COVID-19 pandemic impacts the Company's results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus, the duration of the outbreak and the actions to contain its impact.

Inflation in Emerging Markets

        In the past, high levels of inflation have adversely affected emerging economies and financial markets, and the ability of government to create conditions that stimulate or maintain economic growth. Moreover, governmental measures to curb inflation and speculation about possible future governmental measures have contributed to the negative economic impact of inflation and have created general economic uncertainty. The emerging markets in which the Company operates or may operate may experience high levels of inflation in the future. Inflationary pressures may weaken investor confidence in such countries and lead to further government intervention in the economy. If countries in which the Company operates experience high levels of inflation in the future and/or price controls are imposed, the Company may not be able to adjust the rates the Company charges its customers to fully offset the impact of inflation on the Company's cost structures, which could adversely affect the Company's business, financial condition, results of operations and prospects.

Acquisition or Use of Properties in Foreign Jurisdictions

        Non-resident individuals and non-domiciled foreign legal entities may be subject to restrictions on the acquisition or lease of properties in certain emerging markets. Limitations also apply to legal entities domiciled in such countries which are controlled by foreign investors, such as the entities through which the Company operates in certain countries. Accordingly, the Company's current and future operations may be impaired as a result of such restrictions on the acquisition or use of property, and the Company's ownership or access rights in respect of any property it owns or leases in such jurisdictions may be subject to legal challenges, all of which could result in a material adverse effect on the Company's business, financial condition, results of operations and prospects.

Anti-Money Laundering Laws and Regulation Risks

        The Company is subject to a variety of domestic and international laws and regulations pertaining to money laundering, financial recordkeeping and proceeds of crime, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities internationally.

        In the event that any of the Company's operations or investments, any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations or investments were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize the Company's ability to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada. Furthermore, while the Company maintains no current intention to declare or pay dividends in the foreseeable future, in the event that a determination was made that proceeds obtained by the Company could reasonably be shown to constitute proceeds of crime, the Company may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

Corruption and Anti-Bribery Law Violations

        The Company's business is subject to Canadian laws which generally prohibit companies and employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, the Company is subject to the anti-bribery laws of any other countries in which it conducts business now or in the future. The Company's employees or other agents may, without its knowledge and despite its efforts, engage in prohibited conduct under the Company's policies and procedures and anti-bribery laws for which the Company may be held responsible. The Company's policies mandate compliance with these anti-corruption and anti-bribery laws. However, there can be no assurance that the Company's internal control policies and procedures will always protect it from recklessness, fraudulent behaviour, dishonesty or other inappropriate acts committed by its affiliates, employees, contractors or agents. If the Company's employees or other agents are found to have engaged in such practices, the Company could suffer severe penalties and other consequences that may have a material adverse effect on its business, financial condition, results of operations and prospects.

Environmental Regulations and Risks

        The Company's operations are subject to environmental regulation in the various jurisdictions in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company's operations.

        Government approvals and permits are currently, and may in the future be required in connection with the Company's operations. To the extent such approvals are required and not obtained, the Company may be curtailed or prohibited from its proposed production of adult-use or medical cannabis or from proceeding with the development of its operations as currently proposed.

        Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Company may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

        Amendments to current laws, regulations and permits governing the production of cannabis, or more stringent implementation thereof, could have a material adverse impact on the Company's business, financial condition, results of operations and prospects and could cause increases in expenses, capital expenditures or production costs or reduction in levels of production or require abandonment or delays in development.

Risks Inherent in an Agricultural Business

        The Company's business involves the growing of adult-use or medical cannabis, an agricultural product. Such business will be subject to the risks inherent in the agricultural business, such as insects, pests, plant diseases and similar agricultural risks. Although the Company expects that any such growing will be completed indoors under climate-controlled conditions, there can be no assurance that natural elements will not have a material adverse effect on any such future production.

Reliance on Cultivation Facilities

        The cultivation Licences held by the Company are specific to individual facilities. Adverse changes or developments affecting any facility, including but not limited to a breach of security, could have a material and adverse effect on the Company's business, financial condition, results of operations and prospects. Any breach of the security measures and other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by government regulators, could also have an impact on the Company's ability to continue operating under the Licences or the prospect of renewing the Licences. All facilities continue to operate with routine maintenance. The Company will bear many, if not all, of the costs of maintenance and upkeep of the facilities, including replacement of components over time. The Company's operations and financial performance may be adversely affected if it is unable to keep up with maintenance requirements.

Third Party Transportation

        In order for customers of the Company to receive their product, the Company must rely on third party transportation services. This can cause logistical problems with and delays in patients and customers obtaining their orders and cannot be directly controlled by the Company. Any delay by third party transportation services may adversely affect the Company's business, financial condition, results of operations and prospects.

        Moreover, security of the product during transportation to and from the Company's facilities is critical due to the nature of the product. A breach of security during transport could have material adverse effects on the Company's business, financials and prospects. Any such breach, including any failure to comply with recommendations or requirements of Health Canada for the transportation of cannabis, could impact the Company's ability to continue operating under its licences or the prospect of renewing its licences.

Reliance on Third Party Suppliers, Manufacturers and Contractors

        The Company intends to maintain a full supply chain for the provision of products and services to the regulated cannabis industry. Due to the novel regulatory landscape for regulating cannabis in Canada and the variability surrounding the regulation of cannabis in the U.S., the Company's third-party suppliers, manufacturers and contractors may elect, at any time, to decline or withdraw services necessary for the Company's operations. Loss of these suppliers, manufacturers and contractors, including for non-cannabis based products coming from the U.S., may have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

        In addition, any significant interruption, negative change in the availability or economics of the supply chain or increase in the prices for the products or services provided by any such third party suppliers, manufacturers and contractors could materially impact the Company's business, financial condition, results of operations and prospects. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the Company's business, financial condition, results of operations and prospects.

Reliance on Key Personnel

        The success of the Company is dependent upon the ability, expertise, judgment, discretion and good faith of its executive management. The Company's future success depends on its continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and the Company may incur significant costs to attract and retain them. The loss of the services of member of the Company's executive management, or an inability to attract other suitably qualified persons when needed, could have a material adverse effect on the Company's ability to execute on its business plan and strategy, and the Company may be unable to find adequate replacements on a timely basis, or at all.

        Further, as licensees under the Cannabis Act, the Company's officers and directors and each member of executive management are subject to a security clearance by Health Canada. There is no assurance that any of the Company's existing personnel who presently or may in the future require a security clearance will be able to obtain or renew such clearances or that new personnel who require a security clearance will be able to obtain one. A failure by a member of the Company's executive management to maintain or renew his or her security clearance, would result in a material adverse effect on the Company's business, financial condition and results of operations. In addition, if a member of the Company's executive management leaves the Company, and the Company is unable to find a suitable replacement that maintains a security clearance required by the Cannabis Act in a timely manner, or at all, there could occur a material adverse effect on the Company's business, financial condition and results of operations. While employment agreements are customarily used as a primary method of retaining the services of a member of the Company's executive management, these agreements cannot assure the continued services of such employees.

        In addition, the COVID-19 pandemic imposes a high risk to all of the Company's activities, including the potential that an executive team member may become ill and the Company's ability to continue to rely on its key personnel throughout the pandemic. The Company established a policy to diligently monitor developments relating to the COVID-19 pandemic and its impact on the Company's personnel and the Company established contingency plans in the event members of its executive team are negatively impacted by the virus.

Product Liability

        As a manufacturer and distributor of products designed to be ingested or vaporized by humans, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of the Company's products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of the Company's products alone or in combination with other medications or substances could occur. The Company may be subject to various product liability claims, including, among others, that the Company's products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

        A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect the Company's reputation with its clients and consumers generally, and could have a material adverse effect on the Company's business, financial condition, results of operations and prospects. There can be no assurances that the Company will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Company's potential products.

Recent Announcements and Risks Regarding Vaporizer Products

        On October 4, 2019, the U.S. Food and Drug Administration issued a warning to the public to stop using vaping liquids containing cannabis derivatives and ingredients, such as CBD and THC, in light of a potential but unconfirmed link to lung injuries such as severe pulmonary illness. Lung injuries associated with the use of cannabis derivative containing vaping liquid have also been reported in Canada resulting in certain provinces either banning or delaying the sale of vaping liquids and vaping products to consumers. In response, Health Canada issued an information update advising Canadians who use cannabis derivative containing vaping liquids to monitor themselves for symptoms of pulmonary illness. There may be further governmental and private sector actions aimed at reducing the sale of or prohibiting cannabis containing vaping liquids and/or seeking to hold manufacturers of cannabis containing vaping liquids responsible for the adverse health effects associated with the use of these vaping products. These actions, combined with potential deterioration in the public's perception of cannabis containing vaping liquids, may result in a reduced market for the Company's vaporizer products. Federal, provincial and local regulations or actions that prohibit or restrict the sale of the Company's vaporizer products including cannabis derivative vaping liquids, or that decrease consumer demand for the Company's products by prohibiting their use, raising the minimum age for their purchase, raising the purchase prices to unattractive levels via taxation, or banning their sale, could adversely impact the Company's business, financial condition, results of operations and prospects.

Long-Term Health Impacts Associated with Use of Cannabis and Cannabis Derivative Products

        There is little in the way of longitudinal studies on the short-term and long-term effects of cannabis use on human health, whether used for recreational or medicinal purposes. As such, there are inherent risks associated with using the Company's cannabis and cannabis derivative products. The Company's cannabis and cannabis derivative products should always be used only as specifically instructed by the Company on the packaging and associated product information or product insert prepared by the Company. Consumers should never modify cannabis products or cannabis derivative products or add substances to such products as this may result in increased health risks and unpredictable adverse reactions. Previously unknown or unforeseeable adverse reactions arising from human consumption of cannabis products may occur and consumers should consume cannabis at their own risk or in accordance with the direction of a health care practitioner.

Expansion Efforts and Operations

        There is no guarantee that the Company's expansion strategy (including receiving any required Health Canada or other regulatory approvals, licences and permits in a timely fashion, if at all) will be completed in the currently proposed form, if at all, nor is there any guarantee that the Company will be able to expand into additional jurisdictions. There is also no guarantee that the Company's intentions to acquire and/or construct additional cannabis production and manufacturing facilities in Canada and in other jurisdictions with nationally legal cannabis markets, and to expand the Company's marketing and sales initiatives will be successful. Any such activities will require, among other things, various regulatory approvals, licences and permits (such as additional licences from Health Canada under the Cannabis Act, as applicable) and there is no guarantee that all required approvals, licences and permits will be obtained in a timely fashion or at all.

        The Company's expansion into jurisdictions outside of Canada is subject to additional business risks, including new or unexpected risks or could significantly increase the Company's exposure to one or more existing risk factors, including economic instability, changes in laws and regulations, and the effects of competition, as well as operational, regulatory, compliance and reputational and foreign exchange rate risk. In addition, future international expansion could require the Company to incur a number of up-front expenses, including those associated with obtaining regulatory approvals, as well as additional ongoing expenses, including those associated with infrastructure, staff and regulatory compliance. The failure of the Company's operating infrastructure to support such expansion could result in operational failures and regulatory fines or sanctions.

        The Company may not be able to successfully identify suitable acquisition and expansion opportunities or integrate such operations successfully with the Company's existing operations as anticipated. There is also no guarantee that the Company will be able to complete any of the foregoing activities at all. The Company's failure to successfully execute its domestic or international expansion strategy (including receiving required regulatory approvals, licences and permits) could adversely affect the Company's business, financial condition, results of operations and prospects and may result in the Company failing to meet anticipated or future demand for its cannabis products, when and if it arises.

Operations in Foreign Jurisdictions

        The Company maintains operations in various emerging markets and may have operations in additional foreign jurisdictions in the future. Such operations expose the Company to the socioeconomic conditions as well as the laws governing the cannabis industry in such countries. Inherent risks with conducting foreign operations include, but are not limited to: high rates of inflation; extreme fluctuations in currency exchange rates; military repression; war or civil war; social and labor unrest; organized crime; corruption and fraud; title and property disputes; hostage-taking; terrorism; violent crime; expropriation and nationalization; public health crises including epidemics, pandemics or outbreaks of new illnesses, infectious diseases or viruses (including, most recently, the novel coronavirus (COVID-19)); renegotiation or nullification of existing licences, approvals, permits and contracts; changes in taxation policies; restrictions on foreign exchange and repatriation; changing political norms; banking and currency controls; and governmental regulations that favor or require us to award contracts in, employ citizens of, or purchase supplies from, the jurisdiction.

        Governments in certain foreign jurisdictions intervene in their economies, sometimes frequently, and occasionally make significant changes in policies and regulations. Changes, if any, in cannabis industry or investment policies or shifts in political attitude in the countries in which the Company operates may adversely affect its operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions (temporary or otherwise) on production, price controls, export controls, currency remittance, importation of product and supplies, income and other taxes, royalties, the repatriation of profits, expropriation of property, foreign investment, maintenance of concessions, licences, approvals and permits, environmental matters, land use, land claims of local people, water use, workplace safety, permitted public activities, domestic and international travel and permitted commercial operations. Failure to comply strictly with applicable laws, regulations and local practices could result in loss, reduction or expropriation of licences, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.

        As an import business, CC Pharma remains highly dependent on open international, and more specifically EU member states borders. Any changes to EU member states border or export policies will have a material impact on CC Pharma's ability to purchase products and replenish supply, which will in turn, given the Company's low level of inventory in comparison to monthly revenues, have a material impact on revenues.

        The Company continues to monitor developments and policies in the emerging markets in which it operates and assess the impact thereof to operations; however, such developments cannot be accurately predicted and could have an adverse effect on the Company's business, financial condition and results of operations and prospects.

Corruption and Fraud in Emerging Markets

        There are uncertainties, corruption and fraud relating to title ownership of real property in certain emerging markets in which the Company operates or may operate. Property disputes over title ownership are frequent in emerging markets, and, as a result, there is a risk that errors, fraud or challenges could adversely affect the Company's ability to operate in such jurisdictions. Any of the foregoing risks and uncertainties could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

Risks Inherent to the Cannabis Industry

        The Company operates in a highly regulated and rapidly evolving market. Sometimes new risks emerge and management may not be able to predict all of them, or be able to predict how they may cause actual results to be different from those contained in any forward-looking statements. Failure to comply with the requirements of the licence(s) or any failure to maintain the licence(s) would have a material adverse impact on the business, financial condition and operating results of the Company.

        The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the Company's control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies that may be imposed. Changes in government levies, including taxes, could reduce the Company's earnings and could make future capital investments or the Company's operations uneconomic.

Product Recalls

        Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labelling disclosure. If any of the Company's products are recalled due to an alleged product defect or for any other reason, the Company could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Company may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although the Company maintains detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Company's significant brands were subject to recall, the image of that brand and the Company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Company's products and could have a material adverse effect on the Company's business, financial condition, results of operations and prospects. Additionally, product recalls may lead to increased scrutiny of the Company's operations by Health Canada or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

Wholesale Price Volatility

        The cannabis industry is a margin-based business in which gross profits depend on the excess of sales prices over costs. Consequently, profitability is sensitive to fluctuations in wholesale and retail prices caused by changes in supply (which itself depends on other factors such as weather, fuel, equipment and labour costs, shipping costs, economic situation, government regulations and demand), taxes, government programs and policies for the cannabis industry (including price controls and wholesale price restrictions that may be imposed by government agencies responsible for the sale of cannabis), and other market conditions, all of which are factors beyond the control of the Company. The Company's operating income may be significantly and adversely affected by a decline in the price of cannabis and will be sensitive to changes in the price of cannabis and the overall condition of the cannabis industry, as the Company's profitability is directly related to the price of cannabis. The price of cannabis is affected by numerous factors beyond the Company's control. Any price decline may have a material adverse effect on the Company's business, financial condition and results of operations.

Limited Standardized Research on the Effect of Cannabis

        To date, there is limited standardization in the research of the effects of cannabis, and future clinical research studies may lead to conclusions that dispute or conflict with the Company's understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis. Research in Canada, the United States and internationally regarding the medical benefits, viability, safety, efficacy and dosing of cannabis or isolated cannabinoids (such as CBD and THC) remains in relatively early stages.

        Future research and clinical trials may draw opposing conclusions to statements in this Prospectus or could reach different or negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing or other facts and perceptions related to cannabis, which could adversely affect social acceptance of cannabis and the demand for the Company's products.

Insurance Coverage

        The Company maintains insurance to protect its assets, operations, directors and employees in Canada. While the Company believes its insurance coverage addresses all material risks to which it is exposed and is adequate and customary in its current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which the Company is exposed. In addition, no assurance can be given that such insurance will be adequate to cover the Company's liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. If the Company were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, or if the Company were to incur such liability at a time when it is not able to obtain liability insurance, there could be a material adverse effect on the Company's business, financial condition and results of operations.

        The Company maintains additional insurance coverage over its crop, product liability claims and for business interruption. While the Company believes the insurance coverage addresses all material risks to which it is exposed and is adequate and customary in the current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which the Company is exposed.

Unfavorable Publicity or Consumer Perception

        The Company believes the cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of cannabis and related products distributed to such consumers. Consumer perception of the Company's products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favourable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favourable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for the Company's products and the business, results of operations, financial condition and cash flows of the Company. The Company's dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Company, the demand for the Company's products, and the business, results of operations, financial condition, prospects and cash flows of the Company.

        Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of cannabis and related products in general, or the Company's products specifically, or associating the consumption of cannabis or related products with illness or other negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products appropriately or as directed. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regard to the Company and its activities, whether true or not. Although the Company believes that it operates in a manner that is respectful to all stakeholders and that it takes care in protecting its image and reputation, it does not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to the Company's overall ability to advance its projects, thereby having a material adverse impact on its financial performance, financial condition, cash flows and growth prospects.

Reputational Risk to Third Parties

        The parties outside of the cannabis industry with which the Company does business may perceive that they are exposed to reputational risk as a result of the Company's cannabis business activities. Failure to establish or maintain business relationships could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

Growth Targets

        The Company's ability to continue the cultivation of cannabis products at the same pace as it is currently producing or at all, and the Company's ability to continue to increase both the Company's cultivation capacity and the Company's production, may be affected by a number of factors, including plant design errors, non-performance by third party contractors, increases in materials or labor costs, construction performance falling below expected levels of output or efficiency, environmental pollution, contractor or operator errors or disruption, breakdowns, aging or failure of equipment or processes, labor disputes, as well as factors specifically related to indoor agricultural and processing practices, such as reliance on provision of energy and utilities to the facility, and potential impacts of major incidents or catastrophic events on the facility, such as fires, explosions, earthquakes, storms or public health crises.

Conflicts of Interest

        The Company may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. The Company's executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to Aphria. In some cases, the Company's executive officers, directors and consultants may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company's business and affairs and that could adversely affect the Company's operations.

        In addition, the Company may also become involved in other transactions which conflict with the interests of its directors and officers who may from time to time deal with persons, firms, institutions or corporations with which the Company may be dealing, or which may be seeking investments similar to those the Company desires. The interests of these persons could conflict with the Company's interests. In addition, from time to time, these persons may be competing with the Company for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, in the event that such a conflict of interest arises at a meeting of the Board, a director who has such a conflict will abstain from voting for or against the approval thereof in accordance with applicable laws. In accordance with applicable laws, the Company's directors are required to act honestly, in good faith and in the Company's best interests.

Litigation

        From time to time, the Company and/or its subsidiaries may become defendants in legal actions arising out of the ordinary course and conduct of its business. Litigation is inherently uncertain, and any adverse outcomes could negatively affect the Company's business, results of operations, financial condition, brand and/or the trading price of its securities. In addition, litigation can involve significant management time and attention and be expensive, regardless of outcome. During the course of litigation, there may be announcements of the results of hearings and motions and other interim developments related to the litigation. If securities analysts or investors regard these announcements as negative, the trading price of the Company's securities may decline. In addition, the Company evaluates these litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, the Company may establish reserves or disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from the Company's current assessments and estimates.

        The Company was served statements of claims in class action lawsuits against the Company and certain of its officers and former officers. These claims relate to alleged misconduct in connection with the Company's acquisitions of LATAM and Nuuvera, and the Company's June 2018 securities offering. At the present time, the representative claimants have been identified and selected in both the U.S. and Canada. The U.S. claims include alleged violations of Section 10(b) of the U.S. Exchange Act, Rule 10b-5 under the U.S. Exchange Act and Section 20(a) of the U.S. Exchange Act. The Canadian claims include alleged statutory and common law misrepresentation and oppression. There have also been four actions commenced by individual plaintiffs in Canada against the Company and certain of its current and former officers alleging misconduct in connection with the Company's acquisitions of LATAM and Nuuvera. The Company intends to vigorously defend itself in each of these actions. With respect to the cases commenced in the U.S., the Company is self-insured for the costs associated with any award or damages arising from such actions and entered into indemnity agreements with each of the directors and officers and, subject to certain exemptions, will cover any costs incurred by them in connection with any of the class action claims.

        As of July 20, 2020, a proposed class action (the "Langevin Class Action") has been commenced against a number of Canadian licensed producers including the Company and its subsidiary, Broken Coast (collectively, the "Defendants") by the Langevin Class Action was commenced. Lisa Marie Langevin (the "Plaintiff") on behalf of all persons in Canada who purchased cannabis products that were manufactured, sold, promoted, or distributed by the Defendants and consumed prior to the labelled expiry date of such products on or after June 16, 2010, if such products were used for medicinal purposes and on or after October 17, 2018, if such products were used for recreational purposes (the "Proposed Class"). The Plaintiff specifically alleges that (i) the Defendants marketed medicinal and recreational cannabis products with an advertised content of TCH and CBD that was "drastically different" (higher and lower percentages) from the actual amount in the cannabis products and (ii) the Plaintiff suggests that the plastic bottles or caps used to store the cannabis products may have absorbed or degraded the THC or CBD content. The Plaintiff seeks recovery of the money the Proposed Class spent on the Defendants' products that did not contain what they were advertised to contain and compensatory damages for those who suffered physical or mental injuries as a result of the Defendants' mislabeling of the products. The Company intends to vigorously defend itself in each of these actions.

Customer Acquisitions

        The Company's success depends on its ability to attract and retain customers. There are many factors which could impact the Company's ability to attract and retain customers, including but not limited to the Company's brand awareness, its ability to continually produce desirable and effective cannabis products and the successful implementation of customer-acquisition plans. The failure to acquire and retain customers could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

        In addition to being subject to general business risks applicable to a business involving an agricultural product and a regulated consumer product, the Company will need to make significant investments in its business strategy. These investments include the procurement of raw material, extraction equipment, site improvements and research and development projects. The Company expects that competitors will undertake similar investments to compete with it. Competitive conditions, consumer preferences, customer requirements and spending patterns in this industry and market are relatively unknown and may have unique circumstances that differ from other existing industries and markets and cause the Company's future efforts to develop its business to be unsuccessful or to have undesired consequences for it. As a result, the Company may not be successful in its efforts to attract customers or to develop new cannabis products and produce and distribute these cannabis products, or these activities may require significantly more resources than it currently anticipate in order to be successful.

Information Technology Systems and Cyber-Attacks

        The Company entered into agreements with third parties for hardware, software, telecommunications and other information technology services in connection with its operations. The Company's operations depend, in part, on how well it and its suppliers protect networks, equipment, information technology systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, public health crises, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. The Company's operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, information technology systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company's reputation, business, financial condition, results of operations and prospects.

        The Company has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that the Company will not incur such losses in the future. The Company's risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Security Risks

        Given the nature of the Company's product and its lack of legal availability outside of channels approved by the Government of Canada, as well as the concentration of inventory in its facilities, despite meeting or exceeding Health Canada's security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of the Company's facilities could expose the Company to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential patients from choosing the Company's products.

        In addition, the Company collects and stores personal information about its patients and is responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly patient lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

        In addition, there are a number of federal and provincial laws protecting the privacy of personal information, including records of a patient's personal health information. Generally, these laws require the prior consent of an individual to collect, use and disclose that individual's personal information. They also require that personal information be protected by appropriate safeguards, and that the Company restrict the handling of personal information to the minimum amount of personal information necessary to carry out permitted purposes. If the Company is found to be in violation of these privacy laws, or other laws governing patient health information, the Company could be subject to sanctions and civil or criminal penalties, which could increase the Company's liabilities, harm the Company's reputation and have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

Challenging Global Financial Conditions

        In recent years, global credit and financial markets have experienced extreme disruptions, including with respect to, at times, severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that significant deterioration in credit and financial markets and confidence in economic conditions will not occur in the future. Any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions could have a material adverse effect on the Company's business, financial condition and results of operations.

        Further, global credit and financial markets have displayed arguably increased volatility in response to global events. For instance, since November 30, 2019, the COVID-19 pandemic resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 pandemic are unknown at this time, as is the efficacy of government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact on the Company's business, financial condition, results of operations and prospects.

        Future crises may be precipitated by any number of causes, including natural disasters, public health crises, geopolitical instability, changes to energy prices or sovereign defaults. These factors may impact the ability of the Company to obtain equity or debt financing in the future and, if obtained, on terms favorable to the Company. Increased levels of volatility and market turmoil can adversely impact the Company's operations and the value, and the price of the Common Shares could be adversely affected.

        In addition, there is a risk that one or more of the Company's current service providers may themselves be adversely impacted by difficult economic circumstances, which could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

History of Losses

        The Company incurred losses in prior periods. The Company may not be able to achieve or maintain profitability and may incur significant losses in the future. In addition, the Company expects to continue to increase operating expenses as it implements initiatives to continue to grow its business. If the Company's revenues do not increase to offset these expected increases in costs and operating expenses, the Company will not be profitable.

Competition

        The Company expects significant competition from other companies in light of the recent coming into force of the Cannabis Act. A large number of companies appear to be applying for cultivation, processing and sale licences, some of which may have significantly greater financial, technical, marketing and other resources than the Company, may be able to devote greater resources to the development, promotion, sale and support of their products and services, and may have more extensive customer bases and broader customer relationships. The Company's future success depends upon its ability to achieve competitive per unit costs through increased production and on its ability to recognize higher margins through the sale of higher margin products. To the extent that the Company is not able to produce its products at competitive prices or consumers prioritize established low margin products over innovative, higher margin products, the Company's business, financial condition and results of operations could be materially and adversely affected.

        In addition, the Cannabis Act allows for licences to be granted for outdoor cultivation, which may reduce start-up capital required for new entrants in the cannabis industry. It may also ultimately lower prices, as capital expenditure requirements related to outdoor growing are typically much lower than those associated with indoor growing. Such results may also have a material adverse impact on the Company's business, financial condition, results of operations and prospects.

        Should the size of the cannabis market increase as projected the overall demand for products and number of competitors will increase as well, and in order for the Company to be competitive it will need to invest significantly in research and development, market development, marketing, production expansion, new client identification, distribution channels and client support. If the Company is not successful in obtaining sufficient resources to invest in these areas, the Company's ability to compete in the market may be adversely affected, which could materially and adversely affect the Company's business, financial condition, results of operations and prospects.

Difficulty to Forecast

        The Company must rely largely on its own market research to forecast sales as detailed forecasts are, with certain exceptions, not generally available from other sources at this early stage of the cannabis industry. A failure in the demand for the Company's products to materialize as a result of competition, technological change, change in the regulatory or legal landscape or other factors could have a material adverse effect the Company's business, financial condition, results of operations and prospects.

Unsolicited Takeover Proposals

        The review and consideration of any takeover proposal may be a significant distraction for the Company's management and employees and could require the expenditure of significant time and resources by the Company.

        Moreover, any unsolicited takeover proposal may create uncertainty for the Company's employees and this uncertainty may adversely affect the Company's ability to retain key employees and to hire new talent. Any such takeover proposal may also create uncertainty for the Company's customers, suppliers and other business partners, which may cause them to terminate, or not to renew or enter into, arrangements with the Company. The uncertainty arising from unsolicited takeover proposals and any related costly litigation may disrupt the Company's business, which could result in an adverse effect on its business, financial condition and results of operations. Management and employee distraction related to any such takeover proposal also may adversely impact the Company's ability to optimally conduct its business and pursue its strategic objectives.

Risks Related to Regulation of Cannabis Industry

        Achievement of the Company's business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of its products. The Company cannot predict the impact of the compliance regime Health Canada is implementing for the Canadian adult-use and medical cannabis industries under the Cannabis Regulations or the impact of the compliance regime that countries such as Germany, Italy, Malta, Colombia or Argentina are implementing and the method in which their governmental authorities will implement the adult-use or medical cannabis industry. Similarly, the Company cannot predict the time required to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. The impact of Health Canada's compliance regime, any delays in obtaining, or failure to obtain regulatory approvals may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on the business, results of operations and financial condition of the Company.

        The Company will incur ongoing costs and obligations related to regulatory compliance, including regulations relating to continuous disclosure and other applicable securities laws. Failure to comply with regulations may result in additional costs for corrective measures, penalties or restrictions on the Company's operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the Company's operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company.

        The legal and regulatory requirements in the foreign countries in which the Company operates or will operate with respect to the cultivation and sale of cannabis, banking systems and controls, as well as local business culture and practices are different from those in Canada. The Company must rely, to a great extent, on local legal counsel, consultants and advisors retained by it in order to keep apprised of legal, regulatory and governmental developments as they pertain to and affect the Company's business, and to assist the Company with its governmental relations. The Company must rely, to some extent, on those members of management and the Board who have previous experience working and conducting business in these countries, if any, in order to enhance its understanding of and appreciation for the local business culture and practices. The Company also relies on the advice of local experts and professionals in connection with current and new regulations that develop in respect of the cultivation and sale of cannabis as well as in respect of banking, financing, labour, litigation and tax matters in these jurisdictions. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices are beyond the Company's control. The impact of any such changes may adversely affect the Company's business, financial condition and results of operations.

Risks Related to Changes in Laws, Regulations and Guidelines

        The Company's operations are subject to various laws, regulations and guidelines relating to the manufacture, management, packaging/labelling, advertising, sale, transportation, storage and disposal of adult-use or medical cannabis but also including laws and regulations relating to drugs, controlled substances, health and safety, the conduct of operations and the protection of the environment. Changes to such laws, regulations and guidelines due to matters beyond the control of the Company may cause adverse effects business, financial condition and results of operations of the Company. The Company endeavours to comply with all relevant laws, regulations and guidelines. To the best of the Company's knowledge, the Company is in compliance or in the process of being assessed for compliance with all such laws, regulations and guidelines.

Contracts with Provincial and Territorial Governments

        The Company expects to derive a significant portion of its future revenues from its supply contracts with the various Canadian provinces and territories. There are many factors which could impact the Company's contractual agreements with the provinces and territories, including but not limited to availability of supply, product selection and the popularity of the Company's products with retail customers. If the Company's supply agreements with certain Canadian provinces and territories are amended, terminated or otherwise altered, the Company's sales and results of operations could be adversely affected, which could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

        In addition, not all of the Company's supply contracts with the various Canadian provinces and territories contain purchase commitments or otherwise obligate the provincial or territorial wholesaler to buy a minimum or fixed volume of cannabis products from the Company. The amount of cannabis that the provincial or territorial wholesalers may purchase under the supply contracts may therefore vary from what the Company expects or planned for. As a result, the Company's revenues could fluctuate materially in the future and could be materially and disproportionately impacted by the purchasing decisions of the provincial or territorial wholesalers. If any of the provincial or territorial wholesalers decide to purchase lower volumes of products from the Company than the Company expects, requires, imposes or expects a reduction on the price at which the product may be purchased, alters its purchasing patterns at any time with limited notice or decides not to continue to purchase the Company's cannabis products at all, the Company's revenues could be materially adversely affected, which could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

Constraints on Marketing Products

        The Cannabis Act and Cannabis Regulations prohibit testimonials, lifestyle branding and packaging that is appealing to youth. The restrictions on advertising, promotion, marketing and the use of logos and brand names may hinder the Company's sales and marketing activities which could have a material adverse impact on the Company's business, financial condition, results of operations and prospects. If the Company is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, the Company's sales and results of operations could be adversely affected.

        The legislative framework pertaining to the Canadian adult-use cannabis market is uncertain. In addition, the governments of every Canadian province and territory have, to varying degrees, announced regulatory regimes for the distribution and sale of cannabis for adult-use purposes within those jurisdictions. There is no guarantee that provincial legislation regulating the distribution and sale of cannabis for adult-use purposes will be enacted according to all the terms announced by such provinces and territories, or at all, or that any such legislation, if enacted, will create the growth opportunities that the Company currently anticipates. While the impact of any new legislative framework for the regulation of the Canadian adult-use cannabis market is uncertain, any of the foregoing could result in a material adverse effect of the Company's business, financial condition and results of operations.

        Further, Health Canada may change their administration, interpretation or application of the applicable regulations or their compliance or enforcement procedures at any time. Any such changes could require the Company to revise its ongoing compliance procedures, requiring the Company to incur increased compliance costs and expend additional resources. There is no assurance that the Company will be able to comply or continue to comply with applicable regulations.

INTERESTS OF EXPERTS

        The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

        The Company's consolidated financial statements as at and for the years ended May 31, 2020 and 2019 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is independent of Aphria within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and are independent with respect to the Company within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC and the PCAOB.

LEGAL MATTERS

        Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters relating to Canadian and Ontario law in connection with the offering of Securities will be passed upon on behalf of Aphria by Fasken Martineau DuMoulin LLP. Certain legal matters relating to United States law in connection with the offering of the Securities will be passed upon on behalf of Aphria by DLA Piper LLP (US), New York, New York. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

 DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents will be filed with the SEC as part of the registration statement to which this Prospectus forms a part: (i) the documents listed under "Documents Incorporated by Reference"; (ii) the consents of the Company's auditors; (iii) powers of attorney from directors and officers of the Company; and (iv) the base indenture in respect of the Debt Securities. A copy of the form of any applicable warrant agreement or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

TRANSFER AGENT AND REGISTRAR

        The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc. at its office in Toronto, Ontario.

EXEMPTIONS

        Pursuant to a decision of the Autorité des marchés financiers dated October 3, 2019, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an "at-the-market distribution". This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an "at-the-market distribution") be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an "at-the-market distribution".

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

        Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment, irrespective of the determination at a later date of the purchase price of the securities distributed. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal advisor.

        In an offering of convertible, exchangeable or exercisable Securities, original purchasers will have a contractual right of rescission against the Company following the conversion, exchange or exercise of such Securities in the event that this Prospectus, the applicable Prospectus Supplement or any amendment thereto contains a misrepresentation. Other than in the case of an offering of warrants that may reasonably be regarded as incidental to the offering as a whole, the contractual right of rescission will entitle such original purchasers to receive, upon surrender of the securities issued upon conversion, exchange or exercise of such Securities, the amount paid for such Securities and any additional amount paid upon conversion, exchange or exercise of such Securities, provided that (i) the conversion, exchange or exercise takes place within 180 days from the date of the purchase of such Securities under the applicable Prospectus Supplement and (ii) the right of rescission is exercised within 180 days from the date of the purchase of such Securities under the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario) and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

        Original purchasers of convertible, exchangeable or exercisable Securities are further cautioned that in an offering of convertible, exchangeable or exercisable Securities, the statutory right of action for damages for a misrepresentation contained in a prospectus is, under the securities legislation of certain provinces and territories, limited to the price at which the convertible, exchangeable or exercisable Security was offered to the public under the prospectus offering. Accordingly, any further payment made at the time of conversion, exchange or exercise of the security may not be recoverable in a statutory action for damages in those provinces and territories, as applicable. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of this right of action for damages or consult with a legal advisor.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS OR OFFICERS.

        Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "Individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the Individual is involved because of that association with the Registrant or other entity, on the condition that:

  (i)
  the Individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the Individual acted as a director or officer or in a similar capacity at the Registrant's request; and

  (ii)
  if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the Individual unless the Individual had reasonable grounds for believing that his or her conduct was lawful.

        The Registrant may advance money to a director, officer, or other Individual in relation to the foregoing matters, but the Individual shall repay the money if the Individual does not fulfill the conditions set out in (i) and (ii) above.

        Further, the Registrant may, with the approval of a court, indemnify an Individual in respect of an action by or on behalf of the Registrant or other entity, or advance moneys as set out above, to obtain a judgment in its favor, to which the Individual is made a party because of the Individual's association with the Registrant or other entity as a director or officer, a former director or officer, an Individual who acts or acted at the Registrant's request as a director or officer, or an Individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the Individual in connection with such action, if the Individual fulfills the conditions in (i) and (ii) above. Such Individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the Individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the Individual is subject because of the Individual's association with the Registrant or other entity as described above, provided the Individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the Individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

        The by-laws of the Registrant provide that, subject to the Business Corporations Act (Ontario), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another Individual who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives of such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Individual in respect of any civil, criminal or administrative, or other proceeding in which the Individual is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if: (i) the Individual acted honestly and in good faith with a view to the best interests of the Registrant and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the Individual's conduct was lawful.

        The by-laws of the Registrant provide that the Registrant shall indemnify to the fullest extent permitted by the Business Corporations Act (Ontario), (i) any director or officer of the Registrant; (ii) any former director or officer of the Registrant; (iii) any individual who acts or acted at the Corporation's request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives.

        Directors and officers of the Registrant have entered into indemnity agreements with the Registrant whereby the Registrant has agreed to indemnify and save harmless the directors and officers of the Registrant (the "Indemnified Party") against all losses, liabilities, claims, costs, disbursements, charges or expenses suffered or incurred by the Indemnified Party as a result or by reason of the Indemnified Party being or having been a director and/or officer of the Registrant or by reason of any action taken by the Indemnified Party in his or her capacity as a director and/or officer of the Registrant, and any amount paid by the Indemnified Party to settle any action or satisfy a judgement, fine or monetary penalty in respect of any proceeding including all legal and other professional fees, costs, expenses and disbursements, all reasonable expenses, fines or other financial penalties in connection with a proceeding, and the full amount of any income taxes the Indemnified Party is required to pay as a consequence of receiving any payment made by the Registrant pursuant to the indemnity agreement.

        The form of indemnity agreement provides that the Registrant has no obligation or liability to indemnify the Indemnified Party in the event that the Indemnified Party's behavior contravenes the Business Corporations Act (Ontario) including where the Indemnified Party (a) failed to act honestly and in good faith with a view to the best interests of the Registrant, or (b) in the case of criminal or administrative action or proceeding that is enforced by monetary penalty, the Indemnified Party had reasonable ground for believing that his or her conduct was unlawful.

        Under the indemnity agreement, the Registrant has no obligation to indemnify the Indemnified Party if a final decision of a Court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

        The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

        Under the terms of the indemnity agreement, in the event that there is a change of control transaction or the Registrant enters into any contract, arrangement, amalgamation, merger, takeover bid, tender offer, exchange offer, reorganization, business combination or similar transaction, the surviving entity to the Registrant's business shall fulfill the Registrant's obligations under the indemnity agreement, and if as a result of any transaction the directors' and officers' liability insurance is terminated and not replaced, then the Registrant shall use its best efforts to cause a run off "tail" insurance policy to be purchased for the benefit of the Indemnified Party with substantially the same coverage and for no less than six (6) years following the transaction.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

        The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION
4.1	Annual Information Form, dated July 29, 2020, for the fiscal year ended May 31, 2020 (incorporated by reference to Exhibit 99.1 to the Registrant's Form 40-F filed with the SEC on July 29, 2020, File No. 001-38708).
4.2

Audited Consolidated Financial Statements and notes thereto as of and for the fiscal years ended May 31, 2020 and May 31, 2019, together with the report thereon of the Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 99.2 to the Registrant's Form 40-F filed with the SEC on July 29, 2020, File No. 001-38708).

4.3

Management's Discussion and Analysis for the years ended May 31, 2020 and May 31, 2019 (incorporated by reference to Exhibit 99.3 to the Registrant's Form 40-F filed with the SEC on July 29, 2020, File No. 001-38708).

4.4

Unaudited Condensed Interim Consolidated Financial Statements and notes thereto as of and for the three months ended August 31, 2020 and August 31, 2019 (incorporated by reference to Exhibit 99.1 to the Registrant's second Form 6-K furnished to the SEC on October 15, 2020, File No. 001-38708).

4.5

Management's Discussion and Analysis for the three months ended August 31, 2020 (incorporated by reference to Exhibit 99.2 to the Registrant's second Form 6-K furnished to the SEC on October 15, 2020, File No. 001-38708).

4.6

Management Information Circular, dated September 23, 2020, in connection with the annual meeting of shareholders held on November 17, 2020 (incorporated by reference to Exhibit 99.1 to the Registrant's Form 6-K furnished to the SEC on October 16, 2020, File No. 001-38708).

4.7	Report on Form 6-K furnished to the SEC on July 29, 2020 (second of such filings on such day; including Exhibit 99.1 thereto).
4.8	Report on Form 6-K furnished to the SEC on November 4, 2020 (including all exhibits thereto).
4.9	Report on Form 6-K furnished to the SEC on November 5, 2020 (including all exhibits thereto).
5.1	Consent of PricewaterhouseCoopers LLP.
5.2	Consent of Fasken Martineau DuMoulin LLP.
5.3	Consent of DLA Piper LLP (US).
6.1	Powers of Attorney (included on the signature pages of this Registration Statement).
7.1

Indenture dated as of August 23, 2019, between the Registrant, as issuer, and GLAS Trust Company, LLC, as trustee (incorporated by reference to Exhibit 7.1 to the Registrant's Form F-10 filed with the SEC on August 23, 2019, File No. 333-233426).

7.2

Statement of Eligibility of the trustee for the Indenture referenced in Exhibit 7.1, GLAS Trust Company, on Form T-1 (incorporated by reference to Exhibit 7.2 to the Registrant's Form F-10 filed with the SEC on August 23, 2019, File No. 333-233426).

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.    UNDERTAKING.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2.    CONSENT TO SERVICE OF PROCESS.

  (a)
  At the time of filing Form F-10, the Registrant shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  At the time of filing Form F-10, any non-U.S. person acting as trustee with respect to the registered securities shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (c)
  Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES OF APHRIA INC.

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, Country of Canada, on November 19, 2020.

APHRIA INC
By:	/s/ IRWIN D. SIMON
	Name:	Irwin D. Simon
	Title:	Chief Executive Officer

        Each person whose signature appears below constitutes and appoints each of Irwin D. Simon and Carl A. Merton his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including amendments to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the following capacities on November 19, 2020.

SIGNATURE	TITLE

/s/ IRWIN D. SIMON Irwin D. Simon	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ CARL A. MERTON Carl A. Merton	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ JODI BUTTS Jodi Butts	Director
/s/ JOHN M. HERHALT John M. Herhalt	Director
/s/ TOM LOONEY Tom Looney	Director
/s/ RENAH PERSOFSKY Renah Persofsky	Director

SIGNATURE	TITLE

/s/ WALTER ROBB Walter Robb	Director
/s/ DAVID HOPKINSON David Hopkinson	Director

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on November 19, 2020.

COGENCY GLOBAL INC.
By:	/s/ COLLEEN A. DE VRIES
	Name:	Collen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.